TIDAL TRUST III 485BPOS

Exhibit 99.(d)(xxx)(iv)

FOURTH AMENDMENT TO THE

SUB-ADVISORY AGREEMENT

This Fourth Amendment to the Sub-Advisory Agreement (the “Amendment”) is made as of October 22, 2025, by and between TIDAL INVESTMENTS LLC (the “Adviser”) and VISTASHARES ADVISORS LLC (the “Sub-Adviser”).

BACKGROUND:

A.	The Adviser and the Sub-Adviser are parties to a Sub-Advisory Agreement dated as of August 23, 2024, as amended to date (the “Agreement”).

B.	Pursuant to Section 22 of the Agreement the parties desire to amend and restate Schedule A to the Agreement to add the following new series:

VistaShares BitBonds 1-3 Yr Enhanced Weekly Distribution ETF
VistaShares BitBonds 5 Yr Enhanced Weekly Distribution ETF
VistaShares BitBonds 10 Yr Enhanced Weekly Distribution ETF
VistaShares BitBonds 20 Yr Enhanced Weekly Distribution ETF
VistaShares Bitcoin Treasury Income ETF
VistaShares Ethereum Treasury Income ETF
VistaShares Ethereum Treasury ETF
VistaShares IPO and Income ETF
VistaShares Target 15™ International Innovators Distribution ETF
VistaShares Target 15™ European High Dividend Payers Distribution ETF
VistaShares Target 15™ S&P 100 Distribution ETF
VistaShares Target 15™ Global 100 Distribution ETF

C.	This Background section and the Schedule attached to this Amendment are incorporated by reference into, and made a part of, this Amendment.

TERMS:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	The current Schedule A to the Agreement is hereby amended and restated in its entirety as set forth on the Amended and Restated Schedule A attached hereto.

2.	Miscellaneous.

a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.	Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties hereinabove set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

c.	The Agreement, as amended hereby, together with its Amended and Restated Schedule A, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by duly authorized representatives as of the date first set forth above.

TIDAL INVESTMENTS LLC

By:	/s/Daniel Carlson
Name:	Daniel Carlson
Title:	Co-Founder & Chief of Staff
Date:	10/23/2025

VISTASHARES ADVISORS LLC

By:	/s/Adam Patti
Name:	Adam Patti
Title:	Chief Executive Officer
Date:	10/23/2025

Amended and Restated Schedule A

to the

Sub-Advisory Agreement by and between Tidal Investments LLC and VistaShares Advisors LLC

(October 22, 2025)

Fund Name	Sub-Advisory Fee	Effective Date	Trading Authority	Proxy Voting Authority
VistaShares Artificial Intelligence Supercycle ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Electrification Supercycle ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 Berkshire Select Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 USA Momentum Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 USA Value Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 USA Quality Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 USA Low Volatility Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Animal Spirits Strategy ETF	0.04%	Commencement of Operations	Non-Discretionary	None

VistaShares Animal Spirits Daily 2X Strategy ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares ACKtivist Select ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 ACKtivist Select Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares BigShort Select ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 BigShort Select Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares DRUKMacro Select ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15 DRUKMacro Select Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Berkshire Select ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares BitBonds 1-3 Yr Enhanced Weekly Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares BitBonds 5 Yr Enhanced Weekly Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None

VistaShares BitBonds 10 Yr Enhanced Weekly Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares BitBonds 20 Yr Enhanced Weekly Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Bitcoin Treasury Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Ethereum Treasury Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Ethereum Treasury ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares IPO and Income ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15™ International Innovators Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15™ European High Dividend Payers Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15™ S&P 100 Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None
VistaShares Target 15™ Global 100 Distribution ETF	0.04%	Commencement of Operations	Non-Discretionary	None

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